Exhibit 10.2

Certain portions of this first amendment, for which confidential treatment has been requested, have been omitted and filed separately with the Securities and Exchange Commission. Sections of the first amendment where portions have been omitted have been identified in the text.

FIRST AMENDMENT

THIS FIRST AMENDMENT (“First Amendment”) is entered into as of January 21, 2011, by and between PPF OFF ONE MARITIME PLAZA, LP, a Delaware limited partnership (“Landlord”) and DEL MONTE CORPORATION, a Delaware corporation (“Tenant”), with reference to the following facts:

A.	Landlord and Tenant are parties to that certain lease dated as of October 27, 2009 (the “Lease”), pursuant to which Landlord leases to Tenant space containing 152,917 rentable square feet (the “Premises”) on the second (2nd), third (3rd) fourth (4th), sixth (6th), seventh (7th), twenty-fourth (24th) and twenty-fifth (25th) floors of the building located at One Maritime Plaza, San Francisco, California (the “Building”).

B.	Pursuant to the Lease, Tenant is entitled to occupy all or any portion of the Sixth Floor Space, the Seventh Floor Space, the Twenty-Fourth Floor Space and/or the Twenty-Fifth Floor Space (collectively, the “Beneficial Occupancy Space”) from and after [**]* through and to [**]*, with no obligation to pay Base Rent, such period being referred to in the Lease as the “Beneficial Occupancy Period”.

C.	Tenant desires to occupy the Beneficial Occupancy Space from and after [**]* (i.e., [**]* months prior to the commencement of the Beneficial Occupancy Period). Landlord agrees that Tenant may occupy the Beneficial Occupancy Space during the calendar months of [**]* (the “Early Beneficial Occupancy Period”), upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Early Beneficial Occupancy Period. Landlord agrees that Tenant will be entitled to occupy the Beneficial Occupancy Space during the Early Beneficial Occupancy Period, in accordance with the terms of the Lease, provided that Tenant will pay Base Rent for the Beneficial Occupancy Space during the Early Beneficial Occupancy Period as provided in Section 2 below.

2.	Base Rent During Early Beneficial Occupancy Period; Adjustments.

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a) Generally. Tenant will pay, as Base Rent for the Beneficial Occupancy Space during the Early Beneficial Occupancy Period, the sum of $[**]* per month, subject to the adjustments described below.

(b) Adjustments to Base Rent for Beneficial Occupancy Space.

(i) Effect of 50 California Rent Relief. As a result of Tenant’s ability to occupy the Beneficial Occupancy Space during the Early Beneficial Occupancy Period, Tenant will be relieved of the obligation to pay rent for the 50 California premises in the amount of $[**]* for each of the months of [**]* (the “Rent Relief Period”); accordingly, the amount of such reduced rental obligation will be payable as Base Rent for the Beneficial Occupancy Space during the Rent Relief Period; however, Landlord has agreed to waive its right to collect the relieved rent sum applicable to the month of [**]*.

(ii) Application of Abated Rent. Pursuant to the provisions of Section 4(b) of the Lease, Tenant is entitled to Abated Rent in the aggregate amount of $[**]* per month for the [**]* full calendar months following the Commencement Date (the “Initial Abated Rent”). Tenant desires to apply the Initial Abated Rent to offset the Base Rent payable under the Lease (as amended hereby) during the Early Beneficial Occupancy Period and thereafter during the Beneficial Occupancy Period (to offset the effect of the rent relief described in Section 2(b)(i) above), and thereafter during the months of [**]*.

(c) Summary Table. As a consequence of the effect of the adjustments described above in Section 2(b), and assuming that the Commencement Date is [**]* (as is assumed in Section 4 of the Basic Lease Provisions), the schedule of Base Rent payable by Tenant commencing as of the commencement of the Early Beneficial Occupancy Period and thereafter through [**]*, shall be the following (if the Commencement Date is other than [**]*, the parties will reflect any necessary adjustments in the Commencement Letter):

Month	Base Rent	Relieved Rent	Initial Abated Rent	Base Rent Due

[**]*

[1]	The parties have agreed that Base Rent for the full month of [**]* will be payable regardless of whether Tenant firsts occupies the Beneficial Occupancy Space on [**]* or at a later date in [**]*.
[2]	Base Rent for Early Beneficial Occupancy.
[3]	Relieved Rent Payments.

3. Miscellaneous.

(a) This First Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

(c) In the case of any inconsistency between the provisions of the Lease and this First Amendment, the provisions of this First Amendment shall govern and control.

(d) Submission of this First Amendment by Landlord is not an offer to enter into this First Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this First Amendment until Landlord has executed and delivered the same to Tenant.

(e) The capitalized terms used in this First Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this First Amendment.

(f) Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this First Amendment. Tenant agrees to defend, indemnify and hold Landlord harmless from all claims of any brokers claiming to have represented Tenant in connection with this First Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this First Amendment. Landlord agrees to defend, indemnify and hold Tenant harmless from all claims of any brokers claiming to have represented Landlord in connection with this First Amendment.

(g) Each signatory of this First Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

(h) This First Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This First Amendment may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this First Amendment signed by the other party to the same extent as if such party had received an original counterpart.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment as of the day and year first above written.

PPF OFF ONE MARITIME PLAZA, LP a Delaware limited partnership

By:	PPF OFF GP, LLC, a Delaware limited liability company, its General Partner

	By:	PPF OFF, LLC, a Delaware limited liability company, its Member

		By:	PPF OP, LP, a Delaware limited partnership, its Member

			By:	PPF OPGP, LLC, a Delaware limited liability company, its General Partner

				By:	Prime Property Fund, LLC, a Delaware limited liability company, its Member

					By:	Morgan Stanley Real Estate Advisor, Inc., a Delaware corporation, its Manager

						By:	/s/ Keith Fink
Name: Keith Fink
Title: Executive Director

TENANT: DEL MONTE CORPORATION, a Delaware corporation

By:	/s/ Andrew Deane
Print Name: Andrew Deane
Its: V.P. Operations

By:	/s/ Raymond S. Volan
Print Name: Raymond S. Volan
Its: Dir. Corp. Real Estate